LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2008

ICON LEASING FUND TWELVE, LLC

- First Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Twelve, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Twelve, LLC (the “Fund”) for the first quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

Our initial offering period began on May 7, 2007 and is anticipated to close in May 2009.  From our initial offering through March 31, 2008, we raised approximately $135,306,999 in capital contributions.

During the reporting period, we continued to operate in our offering period, during which time we continued to raise capital through the sale of our membership interests and also continued to acquire equipment subject to lease or structured financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering period, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On March 3, 2008, we, through our wholly-owned subsidiary, ICON French Equipment II, LLC, purchased auto parts manufacturing equipment from Sealynx Automotive Transieres SAS (“Sealynx”) and simultaneously leased back the same to Sealynx.  We paid approximately $11,626,000 for the equipment.  The base lease term is 60 months and commenced on March 3, 2008.  The equipment consists of all of Sealynx’s machinery in its operating facility including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  We paid an acquisition fee of approximately $350,000 to our Manager in connection with this transaction.

•
On March 11, 2008, we, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”), acquired sophisticated, business-essential telecommunications equipment for approximately $5,939,000.  The telecommunications equipment is subject to a lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The base lease term is 36 months and commenced on April 1, 2008, thereby affording ICON Global Crossing IV the opportunity to collect interim rent.  We paid an acquisition fee of approximately $178,000 to our Manager in connection with this transaction.

•
On March 31, 2008, we entered into agreements to acquire two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers from the Vroon Group B.V. (“Vroon”) through our wholly-owned subsidiaries ICON Arabian Express, LLC (“ICON Arabian”) and ICON Aegean Express, LLC (“ICON Aegean”, together with ICON Arabian, collectively, the “Vessels”).  We acquired the Vessels by making a cash payment of approximately $6,150,000 per vessel and a note payable in the amount of approximately $19,350,000 per vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have a 72-month triple net “hell or high water” bareboat charter for the Vessels with a subsidiary of Vroon.  All obligations of the lessee under the respective bareboat charter are guaranteed by Vroon.  We paid an acquisition fee of approximately $1,530,000 to our Manager in connection with this transaction.

•
During June 2008, ICON EAR, LLC (“ICON EAR”), owned 45% by ICON Leasing Fund Eleven, LLC, an affiliate of ours (“Fund Eleven”), and 55% by us, completed the acquisition of and simultaneously  leased back to Equipment Acquisition Resources, Inc. (“EAR”) certain semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.  We paid an acquisition fee of approximately $145,000 to our Manager in connection with this transaction.

Financing Facility

As you may recall from previous correspondence, we were committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels.

The financing facility was secured by the equipment as well as all other assets of Solyndra.  As of March 31, 2008, we had invested approximately $4,367,000 and had paid acquisition fees of approximately $131,000 to our Manager in relation to this agreement.  Included as part of the consideration in the transaction were warrants granting us the right to purchase 40,290 shares of Solyndra’s common stock at a purchase price of $4.96 per share.  The warrants expire on April 6, 2014.

The financing facility was originally set to expire on June 30, 2013.  On July 27, 2008, however, Solyndra repaid in full the outstanding note receivable and the entire facility was terminated.  We received approximately $4,437,000 in connection with the repayment, which consisted of principal and interest receivable as of such date.  The repayment does not affect the warrants held by us, and we retain our rights thereunder.

Portfolio Overview

Our equipment portfolio consists of investments we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, our equipment portfolio currently consists primarily of the following investments:

•
In addition to the Global Crossing equipment described above, we own telecommunications equipment subject to a 48-month lease with Global Crossing.  We, through ICON Global Crossing IV, purchased the equipment for approximately $21,294,000 and entered into three leases that are scheduled to expire on November 30, 2011.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for a total cash investment of $19,560,000 and it is subject to a 60-month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crows’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.

•
In addition to the EAR equipment described above, we own semiconductor manufacturing equipment acquired by ICON EAR for the purchase price of $13,260,500.  This equipment is subject to a 60-month lease with EAR and commenced on July 1, 2008.

•
A 51% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with an affiliate.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse mortgage in the amount of approximately $24,938,000.  Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Our cash portion of the acquisition cost was approximately $8,472,000, which includes costs and expenses incurred in connection therewith.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp., a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our Limited Liability Company Agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our acquisition transactions.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager totaling $24,281 for the three months ended March 31, 2008.  Our Manager’s interest in our net income for the three months ended March 31, 2008 was $7,288.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2008 was as follows:

			March 31, 2008
Entity	Capacity	Description	(unaudited)
ICON Capital Corp.	Manager	Organizational and offering expenses (1)	$687,848
ICON Securities Corp.	Dealer Manager	Underwriting fees (1)	$811,057
ICON Capital Corp.	Manager	Acquisition fees (2)	$2,058,169
ICON Capital Corp.	Manager	Administrative expense reimbursements (3)	$690,819
ICON Capital Corp.	Manager	Management fees (3)	$187,137

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

At March 31, 2008, we had a payable due to our Manager and certain of our Manager’s affiliates of $2,272,347.  The Manager was due $2,042,911, which is comprised of $340,819 of administrative expense reimbursements, $172,092 of organizational and offering expenses and acquisition fees for the Vroon transactions of $1,530,000.  ICON Securities was due $229,436 for underwriting fees.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	March 31,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$42,055,897	$22,154,903
Current portion of net investment in finance leases	5,755,210	4,011,408
Prepaid acquisition fees	1,548,988	23,933
Other current assets	360,440	128,945

Total current assets	49,720,535	26,319,189

Non-current assets
Net investments in finance leases, less current portion	26,631,141	17,610,522
Leased equipment at cost, (less accumulated depreciation of
$3,519,251 and $1,823,881)	70,231,283	65,809,766
Notes receivable, net	4,252,390	4,087,568
Other non-current assets, net	598,852	415,144

Total non-current assets	101,713,666	87,923,000

Total Assets	$151,434,201	$114,242,189

Liabilities and Members' Equity
Current liabilities
Current portion of non-recourse long-term debt	$4,954,783	$4,913,501
Interest rate swap contract	1,208,320	686,176
Deferred revenue	14,460	541,830
Due to Manager and affiliates	2,272,347	246,926
Accrued expenses and other current liabilities	747,616	134,620

Total current liabilities	9,197,526	6,523,053

Non-current liabilities
Non-recourse long-term debt, net of current portion	16,741,595	17,566,769

Total Liabilities	25,939,121	24,089,822

Minority Interest	10,834,724	10,862,758

Commitments and contingencies (Note 10)

Members' Equity
Manager	$(35,385)	$(18,392)
Additional Members	114,862,807	79,657,951
Accumulated other comprehensive loss	(167,066)	(349,950)
Total Members' Equity	$114,660,356	$79,289,609

Total Liabilities and Members' Equity	$151,434,201	$114,242,189

\

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Operations

Three Months Ended
March 31, 2008
(unaudited)
Revenue:
Rental income	$3,207,548
Finance income	750,921
Interest and other income	289,161

Total revenue	4,247,630
Expenses:
Management fees - Manager	187,137
Administrative expense reimbursement - Manager	690,819
General and administrative	234,391
Interest	284,958
Depreciation and amortization	1,746,208

Total expenses	3,143,513

Income before Minority Interest	1,104,117

Minority interest	(375,294)

Net Income	$728,823

Net income allocable to:
Additional Members	$721,535
Manager	7,288

$728,823

Weighted average number of additional
member shares outstanding	114,701

Net income per weighted average
additional member share	$6.29

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity

				Accumulated
	Additional			Other
	Member	Additional		Comprehensive
	Shares	Members	Manager	(Loss)	Total
Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609
Net income		721,535	7,288	-	728,823
Change in valuation of
interest rate swap contract				(244,378)	(244,378)
Currency translation adjustment				427,262	427,262
Total comprehensive income					911,707
Proceeds from issuance of
additional members shares	41,757	41,636,704	-	-	41,636,704
Sales and offering expenses		(4,749,545)	-	-	(4,749,545)
Cash distributions to members	-	(2,403,838)	(24,281)	-	(2,428,119)

Period ended March 31, 2008 (unaudited)	135,562	$114,862,807	$(35,385)	$(167,066)	$114,660,356

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Cash Flows

Three Months Ended
March 31, 2008
(unaudited)
Cash flows from operating activities:
Net Income	$728,823
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(1,020,000)
Finance income	(750,921)
Depreciation and amortization	1,746,208
Interest expense on non-recourse financing paid directly
to lenders by lessees	284,958
Minority interest	375,294
Changes in operating assets and liabilities:
Collection of finance leases	2,359,538
Prepaid acquisition fees	(1,525,055)
Other assets	(405,569)
Accrued expenses and other liabilitites	612,996
Deferred revenue	(527,370)
Due to Manager and affiliates	2,025,421
Distributions to/from joint ventures and minority interest	(65,589)

Net cash provided by operating activities	3,838,734

Cash flows from investing activities:
Purchase of equipment	(18,123,604)
Investment in notes receivable	(164,822)

Net cash used in investing activities	(18,288,426)

Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	36,887,159
Distributions to minority interest holder in joint venture	(108,354)
Cash distributions to members	(2,428,119)

Net cash provided by financing activities	34,350,686

Net increase in cash and cash equivalents	19,900,994

Cash and cash equivalents, beginning of the period	22,154,903

Cash and cash equivalents, end of the period	$42,055,897
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$1,020,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.